EXHIBIT 10.23

Plants Purchase and Sale Agreement

Party A: [Seller—JSZF]

Party B: [Purchaser]

Under the Contract Law of People's Republic of China, in the spirit of mutual benefit and win-win principle, it is hereby agreed as follows:

1.	The total amount of the plants is RMB __________________ yuan (details as per attached list);

2.	Delivery time: from __________________ to ______________; Delivery place: plants production base of Party B;

3.	Terms of payment: Party A will send _______________ yuan to the designated institution of Party B from [____________ date]. The remaining amount will be settled as per the list of accepted plants;

4.	The plants will be inspected as per routine standard. Party A has right to refuse to accepted them if the plants are not qualified;

5.	A supplementary agreement can be made, being of equally legal authority, if both parties consider it is necessary to revise this agreement;

6.	Liabilities for breach: The defaulter shall compensate the counterpart for the whole economic losses;

7.	This agreement shall be terminated in the following conditions:

(a)  This agreement is entirely fulfilled;

(b)  Both parties agree to terminate this agreement;

8.	Dispute resolution:

Any disputes arising from the execution of this contract shall be settled through mutual consultation. In case no settlement can be reached, it then can be submitted to local court.

9.	This agreement is made in four, two for each party, and becomes effective after signed.

Party A: Jiangsu Sunshine Zoology and Forestry Development Co., Ltd. By:___________________________________

Party B: [Purchaser] By:___________________________________

Date of signing: _______________